Exhibit 10

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Pre-Effective Amendment No. 1 under the Securities Act of 1933 and Post-Effective Amendment No. 4 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 13, 2007, relating to the financial statements of Prudential Retirement Insurance and Annuity Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Hartford, Connecticut

November 13, 2007